UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 11, 2012
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Basis of Presentation

The information in this Current Report on Form 8-K provides supplemental information regarding OSI Restaurant Partners, LLC’s (the “Company’s”) results for the three months ended March 31, 2012 and 2011 and should be read in conjunction with the financial statements and notes thereto and the other information included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Form 10-Q”).  The results for the three months ended March 31, 2012 and 2011 are not necessarily indicative of a full year’s results. Generally accepted accounting principles in the United States (“U.S. GAAP”) require management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.

The Company’s operating concepts are Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, and Roy’s.  The Company’s restaurant system operates in 49 states and 21 countries and territories internationally as of March 31, 2012.

First Quarter – Comparable Restaurant Sales

Comparable-store sales for the Company’s significant restaurant brands for the quarter ended March 31, 2012 compared to the same quarter in 2011 changed by approximately:

Quarter ended March 31, 2012	Company- owned	Franchise and development joint venture (1)	System-wide
Domestic comparable restaurant sales (stores open 18 months or more)
Outback Steakhouse	5.3%	4.3%	5.1%
Carrabba’s Italian Grill	4.3%	5.4%	4.3%
Bonefish Grill	6.2%	5.8%	6.2%
Fleming’s Prime Steakhouse and Wine Bar	5.4%	n/a	5.4%
_________________

(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

Reconciliation of Net Income Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR

EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA (a measure the Company is required to report to its lenders, calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses and significant non–recurring items) and Adjusted EBITDAR (Adjusted EBITDA before rent expense) are supplemental measures of profitability that are not required by or presented in accordance with U.S. GAAP.  Adjusted EBITDA, as presented, is based on a report the Company delivers to its lenders. Adjusted EBITDA and Adjusted EBITDAR may not be comparable to other similarly-titled measures used by other companies. They are not measurements of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to Net income attributable to OSI Restaurant Partners, LLC or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.  The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide helpful information about the Company’s operations, cash flows and ability to meet its future debt service, capital expenditure and working capital requirements.

The following table reconciles Net income attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the three months ended March 31, 2012 and 2011 (in thousands):

	THREE MONTHS ENDED
	MARCH 31,
	2012	2011
Net income attributable to OSI Restaurant Partners, LLC	$58,067	$46,888
Provision for income taxes	13,625	10,982
Interest expense, net	15,325	15,923
Depreciation and amortization	34,087	33,233
EBITDA	$121,104	$107,026
Impairments, closings and disposals (1)	6,244	2,724
Stock-based and other compensation expense (2)	9,068	9,107
Non-cash rent expense (3)	(3,894)	4,695
Income from operations of unconsolidated affiliates, net (4)	(2,404)	(3,646)
Pre-opening expense (5)	673	284
Management fee (6)	2,326	2,252
Other, net (7)	81	284
Adjusted EBITDA	$133,198	$122,726
Cash rent (8)	46,781	47,040
Adjusted EBITDAR	$179,979	$169,766
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(1)
Represents the elimination of non-cash impairment charges for fixed assets and intangible assets, cash and non-cash expense from restaurant closings and net gains or losses on the disposal of fixed assets.

(2)
Includes ongoing Partner Equity Plan (“PEP”) expense (net of certain PEP cash distributions) and Partner Ownership Account Plan expense of $5.8 million and $6.1 million, expenses associated with the vesting of restricted stock and other non-cash charges (net of certain cash distributions) related to compensation programs provided to management, area operating partners and/or restaurant managing partners of $0.4 million and $1.6 million and expense incurred as a result of gains on PEP deferred compensation participant investment accounts of $2.9 million and $1.4 million for the three months ended March 31, 2012 and 2011, respectively.

(3)
Represents the difference between straight-line and cash rent expenses and the amortization of favorable and unfavorable leases.  Includes approximately $1.5 million and $1.6 million of non-cash rent expense related to PRP for the three months ended March 31, 2012 and 2011, respectively, and a ($6.7) million gain from the write-off of the deferred rent liability associated with the 67 restaurant properties sold in March 2012 as part of the sale-leaseback transaction completed by the Company's indirect parent, Bloomin' Brands' Inc., for the three months ended March 31, 2012.

(4)	Represents the elimination of income from operations of unconsolidated affiliates, net of distributions received, if any.

(5)	Represents the elimination of employee travel, training, legal and other costs incurred prior to the opening of new restaurants.

(6)	Represents management fees and expenses paid to a management company owned by affiliates of Bain Capital Partners, LLC, Catterton Partners and Company founders.

(7)
Includes gain on the cash surrender value of life insurance of ($2.6) million and ($1.0) million, severance expense of $1.4 million and $0.4 million and executive recruiting and relocation costs of $1.2 million and $0.8 million for the three months ended March 31, 2012 and 2011, respectively, as well as gains and losses on foreign currency transactions and natural gas derivative instruments and franchise tax expense.

(8)	Includes cash rent paid to PRP, exclusive of any amounts included in pre-opening expense above, of $16.3 million and $17.4 million for the three months ended March 31, 2012 and 2011, respectively.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on the current expectations of management.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction on June 14, 2007; the availability of credit presently arranged from the Company’s revolving credit facilities and the future cost and availability of credit; the ability to obtain appropriate real estate sites; interest rates; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of prices); the intensely competitive nature of the restaurant industry; consumer reaction to public health issues; consumer perception of food safety; security breaches of confidential customer information in connection with our electronic processing of credit and debit card transactions; local, regional, national and international economic and political conditions; consumer confidence and spending patterns; the seasonality of the Company’s business; weather and natural disasters; demographic trends; the cost of advertising and media; and government actions and policies.  Further information on potential factors that could affect the financial results of the Company is included in its 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012 and in its Form 10-Q.  The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)
Date:	May 11, 2012	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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